UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  September 30, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Semiconductor HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15855 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 26, 2011, the acquisition of National Semiconductor Corporation by Texas Instruments Incorporated became effective.  As a result, National Semiconductor Corporation will no longer be an underlying constituent of the Semiconductor HOLDRS Trust.  Texas Instruments Incorporated will not be added as an underlying constituent of the Semiconductor HOLDRS Trust.  In connection with the acquisition, National Semiconductor Corporation shareholders will receive $25.00 in cash for each share of National Semiconductor Corporation.  The Bank of New York Mellon will receive $150.00 for the 6 shares of National Semiconductor Corporation per 100 share round-lot of Semiconductor HOLDRS.  The Bank of New York Mellon will distribute cash at a rate of $1.50 per depositary share of Semiconductor HOLDRS.  Additionally, upon completion of the allocation, $150.00 will be required for creations/cancellations per 100 share round-lot of Semiconductor HOLDRS through October 6, 2011 inclusive.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Semiconductor HOLDRS Trust Prospectus Supplement dated September 30, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: September 30, 2011	By:	/s/ Kirstin N. Hill
	Name:	Kirstin N. Hill
	Title:	Managing Director, Head of Market Linked Solutions

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Semiconductor HOLDRS Trust Prospectus Supplement dated September 30, 2011 to Prospectus dated March 15, 2011.